SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 12, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

                        (617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 23, 2008, Boston Private Financial Holdings, Inc. (“Boston Private”) filed a Current Report on Form 8-K (the “Original Filing”) to report, among other things, the appointment of John Morton, III, to its Board of Directors (the “Board”) pursuant to the transaction between Boston Private and The Carlyle Group (“Carlyle”), as announced in the Original Filing (the “Carlyle Transaction”). Mr. Morton’s appointment was conditioned upon the delivery of the securities and the payment of the purchase price in connection with the Carlyle Transaction, which occurred on August 12, 2008. Because Mr. Morton had not been appointed to serve on any committee of the Board and because the information required by Item 404(a) of Regulation S-K was not determined at the time the Original Filing was filed, disclosure of the committee or committees of the Board on which Mr. Morton would serve and the information required by Item 404(a) of Regulation S-K was not included in accordance with Instruction No. 2 of the Instructions to Item 5.02 on Form 8-K. Because the terms of any material plan, contract or arrangement in connection with Mr. Morton’s election to the Board were not determined at the time the Original Filing was filed, disclosure of the compensation that Mr. Morton will receive pursuant to any material plan, contract or arrangement was not included in the Original Filing. This Current Report on Form 8-K/A is filed as an amendment to the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2008, Boston Private’s Board elected John Morton, III, to serve as a member of Boston Private’s Board, effective August 12, 2008. Mr. Morton will serve on the Audit and Risk Management Committee of Boston Private’s Board, effective August 12, 2008.

Mr. Morton will participate in Boston Private’s standard director compensation arrangements applicable to directors who are not employees of Boston Private described in Boston Private’s Proxy Statement filed with the Securities and Exchange Commission on March 24, 2008. In accordance with Boston Private’s director compensation program, Mr. Morton will receive a pro rated annual retainer fee of $33,750, payable in cash. In addition to the annual retainer fee indicated above, Mr. Morton will also receive a pro rated annual retainer fee of $11,250, payable in cash, because he will serve on the Audit and Risk Management Committee.

In accordance with Boston Private’s director compensation program, Mr. Morton will also receive 1,852 shares of common stock and 7,410 options to purchase common stock with an exercise price calculated based on the closing price as of August 15, 2008. In addition, Boston Private’s 2004 Stock Option and Incentive Plan (the “2004 Plan”) provides that during each fiscal year each Non-Employee Director of the Company may be granted, at the discretion of the Administrator (as defined in the 2004 Plan), Non-Qualified Options to acquire up to 9,880 shares of common stock. Each Non-Qualified Option granted to a Non-Employee Director will have an exercise price equal to the fair market value of the shares of common stock of Boston Private on the grant date and will expire upon its tenth anniversary. Unless otherwise determined by the Administrator, these stock options will be exercisable after the first anniversary of the grant date.

As compensation for Mr. Morton’s agreement to act as Carlyle’s board designee, Carlyle has assigned to Mr. Morton 59,174 warrants to purchase Boston Private’s common stock at an exercise price of $8.90, the closing price of Boston Private’s common stock on August 12, 2008, which warrants were acquired by Carlyle from Boston Private in the Carlyle Transaction. If exercised, Boston Private will also make a cash payment to Carlyle in an amount equal to the number of shares of common stock issued upon such exercise and $2.28, the difference between the exercise price to be paid by Mr. Morton pursuant to such exercise and the original exercise price of the warrants.

There are no family relationships among Mr. Morton and any other directors or officers of Boston Private.

There have been no transactions nor are there any proposed transactions between Boston Private and Mr. Morton that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Walter M. Pressey
Name: Walter M. Pressey Title: President and Vice Chairman

Date: August 14, 2008